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                                                                     EXHIBIT 4.6



                           1ST NET TECHNOLOGIES, INC.

                            1999 STOCK INCENTIVE PLAN





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                                TABLE OF CONTENTS

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
1.    THE PLAN  ......................................................................1
  1.1    Purpose .....................................................................1
  1.2    Administration ..............................................................1
  1.3    Participation................................................................2
  1.4    Shares Subject to the Plan ..................................................2
  1.5    Grant of Awards..............................................................3
  1.6    Exercise of Awards...........................................................3
  1.7    Payment Forms................................................................4
  1.8    Cashless Exercises ..........................................................4
  1.9    Award Period ................................................................4
  1.10   No Transferability; Limited Exception to Transfer Restrictions ..............4

2.  OPTIONS     ......................................................................5
  2.1    Grants ......................................................................5
  2.2    Option Price ................................................................6
  2.3    Option Period................................................................6
  2.4    Exercise of Options..........................................................6
  2.5    Limitations on Grant of ISOs.................................................6
  2.6    Limits on 10% Holders........................................................7
  2.7    Option Repricing/Cancellation and Regrant/Waiver of Restrictions ............7
  2.8    Options and Rights in Substitution for Stock
         Options Granted by Other Corporations .......................................7
  2.9    Vesting Periods..............................................................7
3.    STOCK APPRECIATION RIGHTS ......................................................8
  3.1    Grants ......................................................................8
  3.2    Exercise of Stock Appreciation Rights........................................8
  3.3    Payment......................................................................8
  3.4    Limited Stock Appreciation Rights............................................9

4.    RESTRICTED STOCK AWARDS ........................................................9
  4.1    Grants ......................................................................9
  4.2    Restrictions & Rights.......................................................10
  4.3    Return to the Corporation...................................................10

5.    STOCK BONUSES, OTHER CASH OR STOCK PERFORMANCE-BASED
      AWARDS, DEFERRED PAYMENTS AND DIVIDEND EQUIVALENT RIGHTS ......................10
  5.1    Grants of Stock Bonuses.....................................................10
  5.2    Other Performance-Based Awards .............................................10
  5.3    Deferred Payments...........................................................12
  5.4    Dividend Equivalent Rights .................................................12
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
6.    STOCK UNITS....................................................................12
  6.1    Grants 12
  6.2    Other Provisions ...........................................................12

7.    NON-EMPLOYEE DIRECTOR OPTIONS..................................................13
  7.1    Participation...............................................................13
  7.2    Option Grants...............................................................13
  7.3    Option Price ...............................................................13
  7.4    Option Period and Exercisability ...........................................14
  7.5    Termination of Directorship.................................................14
  7.6    Adjustments; Acceleration; Termination .....................................14

8.    OTHER PROVISIONS...............................................................15
  8.1    Rights of Eligible Persons, Participants and Beneficiaries..................15
  8.2    Adjustments; Acceleration; Possible Early Termination of Awards.............15
  8.3    Termination of Employment...................................................17
  8.4    Compliance With Laws .......................................................18
  8.5    Tax Withholding.............................................................18
  8.6    Amendment, Termination and Suspension.......................................19
  8.7    Privileges of Stock Ownership...............................................20
  8.8    Effective Date of the Plan .................................................20
  8.9    Term of the Plan ...........................................................20
  8.10   Governing Law/Construction/Severability.....................................20
  8.11   Captions....................................................................21
  8.12   Non-Exclusivity of Plan.....................................................21

9.    DEFINITIONS ...................................................................21
  9.1    Definitions.................................................................21
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                           1ST NET TECHNOLOGIES, INC.
                            1999 STOCK INCENTIVE PLAN

1.      THE PLAN.

        1.1 PURPOSE. The purpose of this 1st Net Technologies, Inc. 1999 Stock Incentive Plan (the "Plan") is to promote the success of the Company by providing equity incentives to attract, motivate and retain key personnel and to attract, motivate and retain experienced and knowledgeable non-employee directors. Capitalized terms are defined in Article 9.

        1.2     ADMINISTRATION.

                1.2.1 COMMITTEE. This Plan shall be administered by and all awards to Eligible Persons shall be authorized by the Committee, acting by a majority vote or by written consent of its members. The Committee may delegate ministerial, non-discretionary functions to third parties, including officers or employees of the Company.

                1.2.2 POWERS OF COMMITTEE. Subject to the express provisions of this Plan, the Committee shall have the authority:

                        (a) to determine from among those persons eligible the particular Eligible Persons who will receive Awards;

                        (b) to grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

                        (c) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

                        (d) to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                        (e) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 8.6;

                        (f) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum term of Awards under Section 1.9;


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                        (g)     to determine the effect, in any, on a
Participant's rights during or following a leave of absence; and

                        (h) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

        Notwithstanding the foregoing, the provisions of Article 7 relating to Non-Employee Director Awards shall be automatic (except as provided therein) and, to the maximum extent possible, self-effectuating.

                1.2.3 BINDING DETERMINATIONS; RELIANCE. Any action taken by, or inaction of, the Corporation, the Board or the Committee relating to or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction. In making any determination or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of counsel, accountants and other experts or professional advisors to the Company and such determination shall be conclusive.

                1.2.4 COMMITTEE MEMBERSHIP. Subject to the requirements of the definition of Committee contained in Article 9, the Board may, at any time (a) change the number of members of the Committee, (b) remove from membership on the Committee all or any of its members, (c) fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise, or (d) change or assume the administration of this Plan.

                1.2.5 AWARDS TO COMMITTEE MEMBERS. Any Award issued to a member of the Committee (other than under Article 7) shall be subject to approval or ratification by the Board.

        1.3 PARTICIPATION. Awards other than under Article 7 may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards.

        1.4     SHARES SUBJECT TO THE PLAN.

                1.4.1 SHARES. Subject to the provisions of Section 8.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The Shares may be delivered for any lawful consideration.



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                        (a)     AGGREGATE LIMIT. The maximum number of Shares
that may be delivered pursuant to Awards granted to Eligible Persons under this Plan shall not exceed 1,000,000 plus 10% of any increase in outstanding Shares that occurs after December 31, 1999 (including any increase as a result of the issuance of Shares under this Plan). The limit in the foregoing sentence shall not contract if Shares are reacquired by the Corporation after an increase has been made, but neither shall the limit increase if such reacquired Shares are reissued.

                        (b) ISO LIMIT. The maximum number of Shares that may be delivered pursuant to ISOs granted to Eligible Persons under this Plan shall not exceed 1,000,000 Shares.

                        (c) INDIVIDUAL LIMIT. The maximum number of Shares subject to those Options, Stock Appreciation Rights and other Awards payable in Shares or alternatively in Shares or cash that are granted during any calendar year to any one individual shall be limited to 200,000.

                        (d) ADJUSTMENT. Each of the foregoing specific Share limits in this Section 1.4.1 shall be subject to adjustment as contemplated by
Section 1.4.2 and Section 8.2.

                1.4.2 CALCULATION OF AVAILABLE SHARES AND REPLENISHMENT. If any Option, Stock Appreciation Right, or other right to acquire Shares under or receive cash or Shares in respect of an Award lapses or terminates without having been exercised in full, or any Shares subject to a Restricted Stock Award or other Award do not vest or are not delivered, the unpurchased, unvested or undelivered Shares will again be available for purposes of this Plan. The foregoing sentence does not apply to any Shares withheld under Section 8.5.

        1.5 GRANT OF AWARDS. Subject to the express provisions of this Plan, the Committee shall determine the Eligible Persons to whom Awards will be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in addition to matters addressed in
Section 1.2.2, the specific objectives, goals and performance criteria that further define the terms of any performance-based award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant. The Award Agreement shall set forth or may incorporate by reference the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan. Unless a later date is specified by the Committee in the applicable Award Agreement, the grant of an Award is made on the Award Date.

        1.6 EXERCISE OF AWARDS. An exercisable Award will be deemed to be exercised when the Secretary of the Corporation receives an executed Exercise Agreement from the Participant, together with payment of any required Purchase Price in accordance with Section 1.7, 1.8, or 7.3, as the case may be. Awards of Shares are exercisable only for and payable only in whole shares. Fractional shares will be disregarded for all purposes under this Plan.



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        1.7     PAYMENT FORMS. The Purchase Price of each Award (if any) must be paid in full at the time of each purchase in one or a combination of the following methods, to the extent authorized by the Committee or set forth in the Award Agreement: (a) cash or cashier's check payable to the Corporation, (b) if the Committee approves, a Note, or (c) by Shares already owned by the Participant, subject to any conditions (including holding periods) that the Committee may impose. Any Shares delivered that were initially acquired upon exercise of an Award must have been owned by the Participant at least six months as of the date of delivery. Shares used to satisfy the Purchase Price or (if authorized by the Committee) applicable tax withholding will be valued at their Fair Market Value on the exercise or purchase date.

        1.8 CASHLESS EXERCISES. Award Agreements may also provide that an Option or similar right may be exercised and payment can be made by delivering a properly executed exercise notice to the Corporation, together with irrevocable instructions to a bank or broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the Purchase Price and, unless otherwise provided by the Committee, any applicable tax withholding under
Section 8.5. The date of exercise will be deemed to be the date the Corporation receives the proceeds.

        1.9 AWARD PERIOD. Any Option, Stock Appreciation Right, or similar right shall expire and other Awards shall either vest or be forfeited not more than 10 years after the date of grant; provided, however, that any right to payment of cash or delivery of stock that has vested pursuant to an Award may be delayed until a future date if specifically authorized by the Committee in writing.

        1.10    NO TRANSFERABILITY; LIMITED EXCEPTION TO TRANSFER
                RESTRICTIONS.

                1.10.1 LIMIT ON EXERCISE AND TRANSFER. Unless otherwise expressly provided in (or pursuant to) this Section 1.10, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

                1.10.2 EXCEPTIONS. The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, ISOs and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code.



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                1.10.3  FURTHER EXCEPTIONS TO LIMITS ON TRANSFER. The exercise and transfer restrictions in Section 1.10.1 shall not apply to:

                        (a)     transfers to the Corporation,

                        (b) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                        (c) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

                        (d) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

2.      OPTIONS.

        2.1 GRANTS. One or more Options may be granted under this Section 2 to any Eligible Person. Each Option granted shall be designated by the Committee as either a NQSO or an ISO, and such intent will be indicated in the Award Agreement. ISOs may be granted only to Eligible Persons who are employed by the Corporation or a corporation that is a "parent" or "subsidiary" corporation within the meaning of Sections 424(e) and 424(f) of the Code, respectively.

                2.1.1 TIME OF INITIAL AWARD. Persons who are employees of the Corporation as of the Effective Date of the Plan shall be granted, without further action, Options to purchase shares of Common Stock according to the following schedule:

                        (a) employees with more than 90, but less than 365, days of service shall be granted an Option to purchase 2,000 shares of Common Stock,

                        (b) employees with more than 365 days of service shall be granted an Option to purchase 10,000 shares of Common Stock,

                        (c) employees with the title of Manager (or equivalent position) shall be granted an Option to purchase 20,000 shares of Common Stock,

                        (d) employees with the title of Director of a department or division (or equivalent position) shall be granted an Option to purchase 40,000 shares of Common Stock, and

                        (e) employees who are executive officers and/or members of the Board of Directors shall be granted an Option to purchase 60,000 shares of Common Stock.



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        Thereafter, subject to the restrictions contained in this Section 2 and the Plan, any person who becomes an employee of the Corporation shall be granted, without further action, an Option to purchase shares of Common Stock according to the schedule set forth in this Section 2.1.1. The Committee shall determine, in its sole and absolute discretion, an employee's Option level (2.1.1(a)-(e)).

        2.2 OPTION PRICE. The Purchase Price per Share covered by each Option shall be determined by the Committee at the time of the Award. In the case of ISOs, the Purchase Price per Share must be at least 100% (110% in the case of persons described in Section 2.6) of the Fair Market Value of the Shares on the Award Date and in all cases shall not be less than the minimum consideration required under applicable law. In the case of NQSOs, the Purchase Price per Share must be at least 50% of the Fair Market Value of the Shares on the Award Date and in all cases shall not be less than the minimum consideration required under applicable law.

        2.3 OPTION PERIOD. Subject to Section 1.9, each Option will expire on a date determined by the Committee, but not later than 10 years after the Award Date, and will be subject to earlier termination as set forth in this Plan or the Award Agreement.

        2.4 EXERCISE OF OPTIONS. Subject to Section 2.9, an Option may become exercisable, in whole or in part, on the date or dates specified in the Award Agreement and thereafter will remain exercisable until the earlier of the expiration or termination of the Option, or as otherwise set forth in this Plan or the related Award Agreement. At least 100 Shares must be purchased at one time unless the number purchased is the total number at the time available for purchase under the Option.

        2.5     LIMITATIONS ON GRANT OF ISOs.

                2.5.1 $100,000 LIMIT. To the extent that the aggregate "Fair Market Value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as NQSOs. For this purpose, the "Fair Market Value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an ISO.

                2.5.2 OTHER CODE LIMITS. ISOs may only be granted to employees of the Corporation or a Subsidiary that satisfies the other eligibility requirements of the Code and shall include such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as defined in Section 422 of the Code.



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        2.6     LIMITS ON 10% HOLDERS. No ISO may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the Purchase Price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

        2.7 OPTION REPRICING/CANCELLATION AND REGRANT WAIVER OF RESTRICTIONS. Subject to Section 1.4 and Section 8.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the exercise or purchase price, the vesting schedule, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article 2 by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

        2.8 OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options and Stock Appreciation Rights may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the other entity.

        2.9     VESTING PERIODS.

                2.9.1 Unless the Award Agreement executed by an Optionee expressly otherwise provides, and except as set forth herein, the right to exercise an Option granted hereunder will be subject to the following vesting periods, subject to the Optionee continuing to be an Eligible Person and the occurrence of any other event, including the passage of time, that would result in the cancellation or termination of the Option:

                        (a) No portion of the Option will be exercisable prior to the first anniversary of the Award Date.

                        (b) The Option will become exercisable on a cumulative basis as to thirty-three percent (33%) of the total Option Award on the first anniversary of the Award Date and thereafter quarterly, every three months after the lapse of the first anniversary, as to eight and thirty-three hundredths percent (8.33%) of the total Option Award until the third anniversary of the Award Date at which time the Option will become fully exercisable, subject to any restrictions contained herein.



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3.      STOCK APPRECIATION RIGHTS.

        3.1 GRANTS. In its discretion, the Committee may grant Stock Appreciation Rights to any Eligible Person either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. A Stock Appreciation Right granted concurrently with the grant of another Award may extend to all or a portion of the Shares covered by the related Award. A Stock Appreciation Right will entitle the Participant to holds the related Award, upon exercise of the Stock Appreciation Right and surrender of the related Award, or portion thereof, to receive payment of an amount determined pursuant to Section 3.3. Any Stock Appreciation Right granted in connection with an ISO shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

        3.2     EXERCISE OF STOCK APPRECIATION RIGHTS.

                3.2.1 EXERCISABILITY. Unless the Award Agreement or the Committee provides otherwise, a Stock Appreciation Right related to another Award shall be exercisable only at such time or times, and to the extent, that the related Award is exercisable.

                3.2.2 EFFECT ON AVAILABLE SHARES. Unless the Committee otherwise provides, to the extent that a Stock Appreciation Right is exercised, the number of Shares theretofore subject to a related Award shall be charged against the maximum number of Shares that may be issued pursuant to Awards. The number of Shares subject to the Stock Appreciation Right and the related Award will also be reduced by such number of shares. If a Stock Appreciation Right granted concurrently with an Award extends to fewer than all the Shares covered by the related Award, and if a portion of the related Award is subsequently exercised, the number of Shares subject to the unexercised Stock Appreciation Right will be reduced only to the extent that the remaining number of Shares covered by such related Award is less than the remaining number of Shares subject to the Stock Appreciation Right.

                3.2.3 INDEPENDENT STOCK APPRECIATION RIGHT. A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the applicable Award Agreement.

        3.3     PAYMENT.

                3.3.1 AMOUNT. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying:



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                        (a)     the difference obtained by subtracting the
Purchase Price per share of Common Stock under the related Award (if applicable) or the initial base price or share value specified in the Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

                        (b) the number of Shares with respect to which the Stock Appreciation Right shall have been exercised.

                3.3.2 FORM OF PAYMENT. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in Shares (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in Shares and partly in cash, on a current or deferred basis as may be authorized by the Committee, consistent with the terms of this Plan. If the Committee permits the Participant to elect to receive cash or Shares (or a combination thereof) on such exercise, or to use Shares to pay any applicable withholding taxes payable, any such election shall be subject to such conditions as the Committee may impose.

        3.4 LIMITED STOCK APPRECIATION RIGHTS. The Committee may grant to any Eligible Person Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event ("Limited SARs") and such Limited SARs may relate to or operate in tandem or combination with or substitution for Options, other Stock Appreciation Rights or other Awards (or any combination thereof), and may be payable in cash or shares based on the spread between the base price of the Stock Appreciation Right and a price based upon the Fair Market Value of the Shares during a specified period or at a specified time within a specified period before, after or including the date of such event.

4.      RESTRICTED STOCK AWARDS.

        4.1 GRANTS. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement shall specify the number of Shares to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.9. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the



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Committee may require to enforce the restrictions.

        4.2     RESTRICTIONS AND RIGHTS.

                4.2.1   PRE-VESTING RESTRAINTS. Except as provided in Sections
4.1 and 1.10, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

                4.2.2 DIVIDEND AND VOTING RIGHTS. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividends and voting rights for all Shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Shares that cease to be eligible for vesting.

                4.2.3 CASH PAYMENTS. If the Participant shall have paid cash or other property in respect of the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash or other property shall be returned (with or without an earnings factor) as to any restricted Shares that cease to be eligible for vesting.

        4.3 RETURN TO THE CORPORATION. Unless the Committee otherwise expressly provides, restricted shares that remain subject to restrictions at the time of termination of employment or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation as therein provided.

5. STOCK BONUSES, OTHER CASH OR STOCK PERFORMANCE-BASED AWARDS, DEFERRED PAYMENTS AND DIVIDEND EQUIVALENT RIGHTS.

        5.1 GRANTS OF STOCK BONUSES. The Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus. Notwithstanding Section
1.9 and anything contained in Section 5.2 to the contrary, Awards pursuant to this Section 5.1 for past service need not include any minimum vesting requirement.

        5.2     OTHER PERFORMANCE-BASED AWARDS.

                5.2.1 GENERAL PROVISIONS. Without limiting the generality of the foregoing, and in addition to qualifying awards granted under other provisions of this Plan (i.e., Options or Stock Appreciation Rights granted with an exercise price not less than Fair Market Value at the applicable date of grant for Section 162(m) purposes to Eligible Persons who are either salaried employees or officers ("PRESUMPTIVELY QUALIFYING AWARDS"), other cash or stock-related performance-based awards, including "performance-based" awards within the meaning of Section 162(m) ("PERFORMANCE-BASED AWARDS"), whether in the form of restricted stock, performance stock, phantom stock, stock units, or Dividend Equivalent Rights, or other rights, whether or not related to stock values or appreciation, and whether payable in cash, Common Stock, or a combination thereof, may be granted under this Plan. If the Award other than a Presumptively Qualifying Award is intended as performance-based compensation under Section 162(m) and is not entitled to the benefits of Section 1.162-27(f) of the regulations thereunder, the vesting or payment thereof shall be based on the performance of the Company on a consolidated, segment, subsidiary, or division basis with reference to one or more of the following business criteria (the "criterion"): funds from operations, EBITDA, stock appreciation, total stockholder return, net earnings (before or after taxes), cash flow, return on equity or on assets or on net investment, or cost containment or reduction. To the extent so defined, these terms are used as applied under generally accepted accounting principles and in the Company's financial reporting. To qualify Awards as performance-based under Section 162(m), the applicable business criteria and specific performance goal or goals ("targets") must be established and approved by the Committee during the first 90 days of the year (or before one-quarter of the performance measurement period has elapsed, if such period exceeds one year) and while the performance relating to such targets remains substantially uncertain within the meaning thereof. The applicable performance measurement period may not be less than one nor (except as provided in Section 1.9) more than 10 years. The Committee is not, however, limited to the grant of this type of performance-based awards.

                5.2.2 MAXIMUM AWARD. Grants or awards under this Section 5.2 may be paid in cash or Shares or any combination thereof. In no event shall grants of stock-related Awards made in any calendar year to any Eligible Employee under this Plan relate to more than 100,000 Shares. In no event shall grants to any Eligible Employee under this Plan of Awards payable only in cash and not related to stock provide for payment of more than $1,000,000.

                5.2.3 COMMITTEE CERTIFICATION. Except as otherwise permitted to qualify as performance-based compensation under Section 162(m), before any Performance-Based Award under this Section 5.2 is paid, the Committee must certify that the performance standard, target(s), and the other material terms of the Performance-Based Award were in fact satisfied.

                5.2.4 TERMS AND CONDITIONS OF AWARDS. The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 5.2, including the authority to reduce Awards, to determine payout schedules and the extent of vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise. The Committee may provide that in the event a Participant terminates employment or service for any one or more reasons during any year, the Participant shall forfeit all rights to any Award for that year.

                5.2.5 ADJUSTMENTS FOR MATERIAL CHANGES. Performance goals or other features of an Award under this Section 5.2 may provide that they (a) shall be adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, or merger) or a complete or partial corporate liquidation, or (b) shall be calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the business criteria or performance goals or targets, or (c) shall be adjusted for any other circumstances or event, or (d) any combination of (a) through (c), but only to the extent in each case that such adjustment or determination in respect of Performance-Based Awards would be consistent with the requirements of Section 162(m) to qualify as performance-based compensation.

        5.3 DEFERRED PAYMENTS. The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for the crediting of benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

        5.4 DIVIDEND EQUIVALENT RIGHTS. In its discretion, the Committee may grant to any Eligible Person Dividend Equivalent Rights concurrently with the grant of any Option, Restricted Stock, Stock Unit, or other stock-based Award, on such terms as set forth by the Committee in the Award Agreement. Dividend Equivalent Rights shall be based on all or part of the amount of dividends declared on Shares and shall be credited as of the dividend payment dates, during the period between the date of grant (or such later date as the Committee may set) and the date the stock-based Award is exercised or expires (or such earlier date as the Committee may set), as determined by the Committee. Dividend Equivalent Rights shall be payable in cash or Shares, or (to the extent permitted by law) may be subject to such conditions, not inconsistent with
Section 162(m) (in the case of Options or Stock Appreciation Rights, or other Awards intended to satisfy its conditions with respect to deductibility), as may be determined by the Committee.

6.       STOCK UNITS.

        6.1 GRANTS. Subject to such rules and procedures as the Committee may establish from time to time, the Committee may, in its discretion, authorize a Stock Unit Award or the crediting of Stock Units pursuant to the terms of this Plan and any applicable deferred compensation plan maintained by the Corporation, permit an Eligible Person to irrevocably elect to defer or receive in Stock Units all or a portion of any Award hereunder, or may grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other Award under this Plan or any other stock option plan or deferred compensation plan of the Corporation. The specific terms, conditions and provisions relating to each Stock Unit grant or election, including the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable deferred stock Award Agreement and the applicable deferred compensation plan of the Company, in form substantially as approved by the Committee.

        6.2 OTHER PROVISIONS. The Committee shall determine, among other terms of a Stock Unit grant or Award, the form of payment of Stock Units, whether in cash, Shares, or other consideration (including any other Award) or any combination thereof, the valuation of the Stock Units or any non-cash payment for the purpose of the Award, and the applicable vesting and payout provisions of the Stock Units. The Committee in the applicable Award Agreement or the relevant deferred compensation plan of the Company may permit the Participant to elect the form and time of payout of the vested Stock Units on such conditions or subject to such procedures as the Committee may impose, and may permit Stock Unit offsets or other provision for payment of any applicable taxes that may be due on the crediting, vesting or payment in respect of the Stock Units.

7.      NON-EMPLOYEE DIRECTOR OPTIONS.

        7.1 PARTICIPATION. Awards under this Article 7 shall be made only to Non-Employee Directors and shall be evidenced by Award Agreements substantially in the form of Exhibit A hereto.

        7.2     OPTION GRANTS.

                7.2.1 TIME OF INITIAL AWARD. Persons who are Non-Employee Directors in office at or immediately after the filing of a registration statement relating to registration of the Corporation's Common Stock pursuant to
Section 12(g) of the Securities Exchange Act of 1934 shall be granted without further action a NQSO to purchase 25,000 shares of Common Stock at an exercise price equal to the Fair Market Value of the Common Stock on the Award Date (the "Initial Options"). Thereafter, subject to Section 7.2.3, if any person who is not, immediately prior to his or her appointment or election, an officer or employee of the Company shall become a Non-Employee Director of the Corporation, there shall be granted automatically to such person (without any action by the Board or Committee) a NQSO, the Award Date of which shall be the date such person takes office, to purchase 25,000 shares of Common Stock, unless the Board otherwise provides in advance of such appointment or election.

                7.2.2 SUBSEQUENT ANNUAL AWARDS. Subject to Section 7.2.3 and provided that the Non-Employee Director is then continuing in office, each Non-Employee Director shall be granted automatically (without any action by the Committee or the Board) a NQSO to purchase 2,500 shares of Common Stock immediately following each annual stockholders meeting during the term of this Plan. The Award Date of each such NQSO shall be the date of the related annual stockholders meeting.

                7.2.3 MAXIMUM NUMBER OF OPTIONS/SHARES. Grants pursuant to this Section 7.2 that would otherwise exceed the maximum number of shares under
Section 1.4.1(a) shall be prorated within such limitation.

        7.3 OPTION PRICE. The purchase price per share of the Common Stock covered by each Option granted pursuant to Section 7.2 hereof shall be 100 percent of the Fair Market Value of the Common Stock on the Award Date. The exercise price of any Option granted under this Article

7 shall be paid in full at the time of each purchase in cash or by check or in Shares valued at their Fair Market Value on the date of exercise of the Option, or partly in such Shares and partly in cash, PROVIDED THAT any Shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise unless the Board otherwise permits. In addition, an Option granted under this Article 7 may be exercised and payment can be made in accordance with the cashless exercise provisions contained in Section 1.8.

        7.4     OPTION PERIOD AND EXERCISABILITY. Each Option granted under this
Article 7 and all rights or obligations thereunder shall expire ten years after the Award Date and shall be subject to earlier termination as provided below. Each Option granted under Section 7.2 shall first become exercisable at the rate of 25% per annum commencing on the first anniversary of the Award Date, with the additional vesting only on each of the next three anniversaries thereof, subject to Sections 7.5 and 7.6.

        7.5 TERMINATION OF DIRECTORSHIP. If a Non-Employee Director's services as a member of the Board terminate for any reason other than upon or because of an Event, any portion of an Option granted pursuant to this Article 7 which is not then exercisable shall terminate. Subject to Section 7.6, any portion of the Option which is then exercisable may be exercised for one year after the termination of service in the case of a termination because of death, Total Disability, or Retirement, or for three months after the date of termination of service in all other cases, and shall then terminate, but in no event may the Option be exercised after the expiration of the stated ten-year term of the Option. If a Non-Employee Director's services as a member of the Board terminate upon or because of an Event, an Option granted pursuant to this
Article 7 and then held by such Participant may (as provided in or pursuant to Section 7.6) immediately become and, subject to Section 7.6, remain exercisable for three months after the date of such termination or until the expiration of the stated term of the Option, whichever first occurs, and shall then terminate.

        7.6 ADJUSTMENTS; ACCELERATION; TERMINATION. Options granted under this Article 7 will be subject to adjustments, acceleration, and termination as provided in Section 8.2, but only to the extent that such adjustment and any Board or Committee action in respect thereof in the case of an Event is effected pursuant to the terms of a reorganization agreement approved by the stockholders of the Corporation or is otherwise consistent with adjustments to Options held by persons other than executive officers or directors of the Corporation (or, if there are none, consistent in respect of the underlying Shares, with the effect on or rights offered to stockholders generally). To the extent that any Option granted under this Article 7 is not exercised prior to a dissolution of the Corporation or a merger or other corporate event that the Corporation does not survive, and no provision is (or consistent with the provisions of this Plan can be) made for the assumption, conversion, substitution or exchange of the Option, the Option will terminate upon the occurrence of the event. The Participant, however, shall be entitled to the benefits of any alternative settlement of the Option in such circumstances, as contemplated by Section 8.2.

8.      OTHER PROVISIONS.

        8.1     RIGHTS OF ELIGIBLE PERSONS, PARTICIPANTS AND BENEFICIARIES.

                8.1.1 NO BINDING COMMITMENT. Status as an Eligible Person shall not be construed as a commitment that any Award will be made under this Plan to any Eligible Person or to Eligible Persons generally.

                8.1.2 NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or any documents relating to this Plan or to any Award) shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the services or employment of such person, with or without cause, but nothing in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

                8.1.3 PLAN NOT FUNDED. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and (except as provided in Section 1.4) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares, except as expressly otherwise provided) of the Company by reason of any Award. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        8.2     ADJUSTMENTS; ACCELERATION; POSSIBLE EARLY TERMINATION OF AWARDS.

                8.2.1 ADJUSTMENTS. If the outstanding Shares are changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation or of another issuer, or if additional Shares or new or different securities are distributed with respect to the outstanding Shares, through a reorganization or merger to which the Corporation is a party, or through a combination, consolidation, spin off, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment will be made in the number and kind of Shares or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards, the Purchase Price of outstanding Awards, performance criteria under outstanding Awards (subject to Section 5.2 and 8.10.3) and the numerical share limits set forth in Section 1.4, 5.2.2 and Article 7.

        In any of such events, the Committee may take such action sufficiently prior to such event if necessary or deemed appropriate to permit the Participants to realize the benefits intended to be conveyed with respect to the underlying shares on substantially the same terms as are available to stockholders generally.

                8.2.2 ACCELERATION OF AWARDS UPON CERTAIN EVENTS. Subject to the exceptions noted below, (i) each Option and Stock Appreciation Right shall become immediately exercisable, (ii) each Restricted Stock Award shall immediately vest free of restrictions, (iii) each Award under Article 5 shall become payable to the Participant, and (iv) the number of Shares covered by each Stock Unit Account shall be issued to the Participant:

                        (a) immediately prior to the occurrence of an Event, unless the Committee determines prior to such Event that, upon its occurrence, there shall be no acceleration of benefits under Awards or determines that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Event for such acceleration; or

                        (b) immediately prior to the termination by the Company of a Participant's employment or services for any reason other than for Cause (1) within two years after the occurrence of an Event with respect to which vesting has not been accelerated pursuant to Section 8.2.2(a), or (2) within 90 days prior to an Event and in express contemplation of the Event.

        The Committee may override the limitations on acceleration in this
Section 8.2.2 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code. Any discretion with respect to these events shall be limited to the extent required by applicable accounting requirements in the case of a transaction intended to be accounted for as a pooling of interests transaction.

                8.2.3 POSSIBLE EARLY TERMINATION OF AWARDS. If any Option or other right to acquire Common Stock under this Plan (except as provided under Article 7 with respect to Non-Employee Director Awards) has been fully accelerated pursuant to Section 8.2.2 but is not exercised prior to (a) a dissolution of the Corporation, or (b) an event described in Section 8.2.1 that the Corporation does not survive, or (c) the consummation of an event described in Section 8.2.1 involving an Event approved by the Board, such Option or right shall thereupon terminate, subject to any provision that has been expressly made by the Committee or the Board (through a plan of reorganization approved by the Board or otherwise) for the survival, substitution, assumption, exchange or alternative settlement of the Option or right.

        8.3     TERMINATION OF EMPLOYMENT.

                8.3.1   OPTIONS.

                        (a) Any Option, to the extent not exercised, will terminate and become null and void upon a Participant's termination of employment or services with the Company, except as set forth in this Section 8.3 or otherwise expressly provided in the Award Agreement. All Options shall be subject to earlier termination under Section 2.3, and any and all rights under an Option, to the extent not exercised or vested, will expire immediately upon a Participant's termination of employment or services with the Company for Cause. The Committee shall be the sole judge of Cause.

                        (b) Unless otherwise expressly provided in the Award Agreement, a Participant will have the following time periods to exercise Options to the extent they are exercisable on the date of the Participant's termination of employment or services with the Company:

                                (1)     If the Participant's employment or
services with the Company terminates by any reason other than death, Total Disability or Cause, the Participant will have 90 days after the date of such termination to exercise any Option;

                                (2)     If the Participant's employment or
services with the Company is terminated for Cause, the Option shall lapse immediately upon such termination.

                                (3)     If the Participant's employment or
services with the Company terminates by reason of Total Disability, or if the Participant suffers a Total Disability within 90 days after a termination of service described in Section 8.3.1(b)(1), the Participant or the Participant's Personal Representative, as the case may be, will have 180 days after the date of Total Disability (or, if earlier, date of termination), to exercise any Option;

                                (4)     If the Participant dies while employed
by or while performing services to the Company, or within 90 days after a termination of service described in Section 8.3,1(b)(1) or 8.3.1(b)(3) above, the Participant's Beneficiary may exercise, at any time within 180 days after the date of the Participant's death (or, if earlier date of termination) any Option.

                8.3.2 STOCK APPRECIATION RIGHTS. Each Stock Appreciation Right granted concurrently with an Award will have the same termination provisions and exercisability periods as the related Award. The termination provisions and exercisability periods of any Stock Appreciation Right granted independent of an Award will be established by the Committee.

                8.3.3 RESTRICTED STOCK AWARDS AND AWARDS UNDER ARTICLE 5. If a Participant's employment or services terminates for any reason, (a) Shares subject to the Participant's Restricted Stock Award will be terminated in accordance with the related Award Agreement to the extent such Shares have not become vested on the date of such termination; and (b) any Award granted to the Participant under Article 5 will be terminated in accordance with the related Award Agreement to the extent such Award has not become vested or payable on the date of such termination.

                8.3.4 STOCK UNITS. Each Deferred Stock Alternative Exercise Agreement or other Award Agreement in respect of Stock Units shall include the applicable benefit distribution and termination provisions for the grant or Award and shall specify the form of payment and may incorporate (to the extent applicable) any terms of this Plan, another Award and/or any other deferred compensation plan under which it is governed.

                8.3.5 ADJUSTMENTS TO EXERCISABLE PORTION. Notwithstanding the foregoing, if a Participant's employment or services with the Company terminates for any reason other than for Cause, the Committee may increase the portion of a Participant's Award exercisable to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, and extend the applicable periods of exercise, upon such terms as the Committee determines.

                8.3.6 EFFECT OF CESSATION OF SUBSIDIARY STATUS. If an entity ceases to be a Subsidiary, such action will be deemed for purposes of this Plan to be a termination of services or employment of each Eligible Person of that entity who does not continue as an Eligible Person of the Corporation or another Subsidiary.

        8.4 COMPLIANCE WITH LAWS. This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of Shares and/or the payment of money or other benefits under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the judgment of the Committee, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

        8.5     TAX WITHHOLDING.

                8.5.1 CASH OR SHARES. Upon any exercise, vesting, or payment of any Award or upon the disposition of Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment in cash or by cashier's check payable to the Corporation of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may, in its sole discretion and at the time of the Award or thereafter, either require the Participant or grant to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

                8.5.2 TAX LOANS. The Corporation may, in its discretion and to the extent permitted by law, authorize a loan to an Eligible Person in the amount of any taxes which the Company may be required to withhold with respect to Shares received (or disposed of, as the case may be) pursuant to a transaction described in Section 8.5.1. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Corporation, under applicable law, may establish and such loan need not comply with the provisions of a "Loan" defined in Section 9.1.

        8.6     AMENDMENT, TERMINATION AND SUSPENSION.

                8.6.1 AMENDMENT, TERMINATION AND SUSPENSION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

                8.6.2 STOCKHOLDER APPROVAL. Any amendment that would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, shall be subject to stockholder approval to the extent then required by Section 422 of the Code or applicable law, or deemed necessary or advisable by the Board.

                8.6.3 AMENDMENTS TO AWARDS. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Persons that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an Award.

                8.6.4 LIMITATIONS ON AMENDMENTS TO PLAN AND AWARDS. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section
8.2 shall not be deemed to constitute changes or amendments for purposes of this
Section 8.6.

        8.7 PRIVILEGES OF STOCK OWNERSHIP. A Participant will not be entitled to the privilege of stock ownership as to any Shares not actually issued to the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to the date of issue.

        8.8 EFFECTIVE DATE OF THE PLAN. This Plan was duly authorized and adopted by the Board on August 13, 1999. Until such time as this Plan is approved by the holders of the outstanding voting stock of the Corporation, in accordance with applicable law, any ISO's granted shall be granted upon the conditions that the ISO's so granted: (i) shall not be exercisable prior to such approval and (ii) shall become null and void ab initio if such shareholder approval is not obtained.

        8.9 TERM OF THE PLAN. Except as permitted by Section 1.9, no Award shall be granted under this Plan after August 1, 2009 (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award or defer payment of a vested Award, shall continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.

        8.10    GOVERNING LAW/CONSTRUCTION/SEVERABILITY.

                8.10.1 CHOICE OF LAW. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Corporation.

                8.10.2 SEVERABILITY. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

                8.10.3  PLAN CONSTRUCTION.

                        (a) It is the intent of the Corporation that transactions in and affecting Awards in the case of an Eligible Person or Participant who is or may be subject to Section 16 of the Exchange Act (a "SECTION 16 PERSON") satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent practicable shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

                        (b) It is the further intent of the Company that Options or Stock Appreciation Rights with an exercise or base price not less than Fair Market Value on the date of grant and performance awards under Section
5.2 of this Plan that are granted to or held by a Section 16 Person shall qualify as performance-based compensation under Section 162(m), and this Plan shall be interpreted consistent with such intent.

        8.11 CAPTIONS. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.

        8.12 NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

9.      DEFINITIONS.

        9.1     DEFINITIONS.

        "AWARD" means an award of any Option (which may be designated as a NQSO or an ISO and which may include as an incident thereto Stock Units), Stock Appreciation Right, Stock Unit, Restricted Stock, Stock Bonus, Deferred Stock Alternative, Performance-Based Award, Dividend Equivalent Rights, or deferred payment right, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

        "AWARD AGREEMENT" means a written agreement, approved by the Committee, setting forth the terms of an Award.

        "AWARD DATE" means the date upon which the Committee takes the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award or, in the case of Awards under Article 7, the applicable date set forth therein.

        "BENEFICIARY" means the person, persons, trust, or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

        "BOARD" means the Board of Directors of the Corporation.

        "CAUSE" means a determination by the Committee that the Participant: (a) has committed a material breach of the Participant's duties and responsibilities (other than as a result of incapacity due to a Total Disability); or (b) has been convicted of a felony, or entered a plea of guilty or nolo contendre with respect to such a crime; or (c) has violated any fiduciary duty or duty of loyalty owed to the Company; or (d) has been generally incompetent or grossly negligent in the discharge of the

Participant's duties and responsibilities; or (e) has violated in any material respect any of the Company's established employment policies in effect from time to time.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        "COMMISSION" means the Securities and Exchange Commission.

        "COMMITTEE" means the Compensation Committee appointed by the Board and consisting of two or more Board members or such greater number as may be required under applicable law. In the absence of such appointment, the Board shall be the Committee. Each of the members of the Committee, in respect of any decision at a time when the Eligible Person affected by the decision may be (or, in the Committee's judgment is likely to become) subject to Section 162(m), shall be an "outside director" within the meaning of Section 162(m) if the subject Award is intended as a performance-based award for purposes of that section. In acting on any transaction with or for the benefit of a Section 16 Person, each acting member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, unless the Committee's action is approved or ratified by the Board in advance of the effective time of the action.

        "COMMON STOCK" means the Common Stock of the Corporation.

        "COMPANY" means, collectively, the Corporation and its Subsidiaries or the Corporation or any Subsidiary, as the context requires.

        "CORPORATION" means 1st Net Technologies, Inc., a Colorado corporation, and its successors.

        "DEFERRED STOCK ALTERNATIVE" mean a deferred payment alternative payable in Shares or cash or other consideration, as determined by the Committee, based on the number of Stock Units credited to a Participant's Stock Unit Account.

        "DIVIDEND EQUIVALENT RIGHT" means a right authorized under Section 5.4 of this Plan.

        "ELIGIBLE PERSON" means (subject to applicable limits under the Code in the case of ISOs) (a) an officer, director, or employee of the Company, or (b) any Non-Employee Director or any individual consultant or advisor who renders or has rendered BONA FIDE services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee. A non-employee agent providing BONA FIDE services to the Company (other than as an eligible advisor or consultant) may also be selected by the Committee as an Eligible Person if such agent's participation in this Plan would not adversely affect (x) the Corporation's eligibility to use Form S-8 to register under the Securities Act the offer and sale of shares issuable under this Plan by the

Corporation or (y) the Corporation's compliance with any other applicable laws.

        "EVENT" means any of the following:

                (a)     the dissolution or liquidation of the Corporation;

                (b) approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which 50% or more of the outstanding voting securities of either the surviving or resulting entity or its parent, as the case may be, immediately after the reorganization are not and will not be, owned, directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization);

                (c) approval by the stockholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets as an entirety to a person or entity that is not a Subsidiary;

                (d) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding (1) any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder, and (2) any person or entity (including any successor) that is a beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the Corporation as of August 1, 1999), becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

                (e) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board and (without duplication in the case of successors) persons whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least three-fourths of the Board members then still in office cease to constitute as least a majority of the Board.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

        "EXERCISE AGREEMENT" means a written agreement, approved by the Committee, setting forth the terms for the exercise of an Award.

        "FAIR MARKET VALUE" on any date shall mean:

                (a) if the Shares are publicly traded: (1) if the Shares are listed or admitted to trade on a national securities exchange, the closing price of the Shares on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the Shares are so listed or admitted to trade, on such date, or, if there is no trading of the Shares on such date, then the closing price of the Shares as quoted on such Composite Tape on the next preceding date on which there was trading in such Shares; (2) if the Shares are not listed or admitted to trade on a national securities exchange, the last price for the Shares on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (3) if the Shares are not listed or admitted to trade on a national securities exchange and are not reported on the National Market Reporting System, the mean between the bid and asked price for the Shares on such date, as furnished by the NASD or a similar organization; or

                (b) if the Shares are NOT publicly traded or the NASD or a similar organization does not furnish the mean between the bid and asked prices for the Shares on such date, the fair market value of a Share as determined by the Committee in good faith. Any determination as to fair market value made pursuant to this Plan shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons.

        "ISO" means an Option which is intended, as evidenced by its designation, as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions and is made under such circumstances and to such persons as may be necessary to comply with that section.

        "NQSO" means an Option that is designated as a nonqualified stock option and shall include any Option intended to be an ISO that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

        "NON-EMPLOYEE DIRECTOR" means a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

        "NON-EMPLOYEE DIRECTOR PARTICIPANT" means a Non-Employee Director who holds an outstanding Award under the provisions of Article 7.

        "NOTE" means a promissory note approved by the Committee evidencing a loan from the Corporation to the Eligible Person of an amount equal to the Purchase Price of an Award. Any Note shall be subject to the following terms:

                (a) The principal of the Note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of such Award, and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

                (b) The term of the Note, including extensions, shall not exceed ten (10) years.

                (c) The Note shall provide for full recourse to the Participant.

                (d) The Note shall bear interest at a rate determined by the Committee, but not less than the interest rate necessary to avoid the imputation of interest under the Code.

                (e) The unpaid balance of the Note shall become due and payable on the tenth day after the termination of employment or service of a Participant; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions in securities of this Corporation) by the Participant subsequent to such termination.

                (f) If required by the Committee or by applicable law, the Note shall be secured by a pledge of any Shares or Awards financed thereby (and other collateral if required by the Committee).

                (g) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Commission and the Federal Reserve Board, as then in effect.

        "OPTION" means an option to purchase Shares granted under this Plan. The Committee shall designate any Option granted to any Eligible Person as a NQSO or an ISO.

        "PARTICIPANT" means an Eligible Person who has been granted an Award under this Plan and a Non-Employee Director Participant who has been granted an Award under Article 7 of this Plan.

        "PERSONAL REPRESENTATIVE" means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive the benefits under this Plan and who shall have become the legal representative of the Participant.

        "PURCHASE PRICE" means the exercise or purchase price, if any, payable by the Participant to the Corporation upon exercise of an Award in accordance with the applicable Award Agreement, Exercise Agreement, and the terms of this Plan; provided, however, that such exercise price shall not be less than the minimum lawful consideration required under applicable state law.

        "RESTRICTED STOCK" means Shares awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such Shares remain unvested under the terms of the applicable Award Agreement.

        "RESTRICTED STOCK AWARD" means an Award of Restricted Stock made pursuant to Article 4.

        "RETIREMENT" means retirement from employment by, or providing services to, the Corporation or any Subsidiary which occurs, in the case of employees, at or after the Company's normal retirement age and in accordance with the retirement policies of the Company then in effect or, in the case of a Non-Employee Director, a retirement or resignation as a director after age 65 or after at least 15 years of service as a director.

        "RULE 16b-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

        "SECTION 16 PERSON" means a person subject to Section 16(a) of the Exchange Act.

        "SECTION 162(m)" means Section 162(m) of the Code.

        "SECURITIES ACT" means the Securities Act of 1933, as amended form time to time.

        "SHARES" means shares of the Corporation's Common Stock.

        "STOCK APPRECIATION RIGHT" means a right authorized under this Plan to receive a number of Shares or an amount of cash, or a combination of Shares and cash, the aggregate amount of or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

        "STOCK BONUS" means an Award of Shares granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

        "STOCK UNIT" means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation's Common Stock (subject to adjustment) solely for purposes of this Plan.

        "STOCK UNIT ACCOUNT" means the bookkeeping account maintained by the Corporation on behalf of each Participant who is credited with Stock Units in accordance with Article 6, which account may be payable in cash, Shares and/or other consideration, as the Committee may determine.

        "SUBSIDIARY" means any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

        "TOTAL DISABILITY" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions, or conditions as the Committee by rule may include.

                                    EXHIBIT A

                           1ST NET TECHNOLOGIES, INC.

                                ELIGIBLE DIRECTOR

                       NONQUALIFIED STOCK OPTION AGREEMENT

        THIS AGREEMENT dated as of the _____ day of _____________, ____, between 1st Net Technologies, Inc. a Colorado corporation (the "Corporation"), and ________________ (the "Director").

                               W I T N E S S E T H

        WHEREAS, the Corporation has adopted and the stockholders of the Corporation have approved the 1st Net Technologies, Inc. 1999 Stock Incentive Plan, as amended (the "Plan").

        WHEREAS, pursuant to Article 7 of the Plan, the Corporation has granted an option (the "Option") to the Director upon the terms and conditions evidenced hereby, as required by the Plan, which Option is not an incentive stock option within the meaning of Section 422 of the Code.

        NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Director, the Corporation and the Director agree to the terms and conditions set forth herein as required by the terms of the Plan.

        1. OPTION GRANT. This Agreement evidences the grant to the Director, as of ___________, ____ (the "Option Date"), of an Option to purchase an aggregate of _____ shares of Common Stock, par value _____ per share, under
Section 7.2 of the Plan, subject to the terms and conditions and to adjustment as set forth herein or in the Plan.

        2. EXERCISE PRICE. The Option entitles the Director to purchase (subject to the terms of Sections 3 through 5 below and to the extent exercisable) all or any part of the Option shares at a price per share of $_______, which amount represents the Fair Market Value of the shares on the Option Date.

        3. OPTION EXERCISABILITY AND TERM. The Option shall first become and remain exercisable as to 25% of the Option shares on the first anniversary of the Option Date, and as to an additional 25% of the Option shares on each of the next three anniversaries of that date, in each case subject to adjustment, acceleration, and termination under Section 7.6 of the Plan. The Option shall terminate ____________, ____, unless earlier terminated in accordance with the terms of the Plan.

        4. SERVICE AND EFFECT OF TERMINATION OF SERVICE. The Director agrees to serve as a director in accordance with the provisions of the Corporation's Certificate of Incorporation, bylaws and applicable law. If the Director's services as a member of the Board shall terminate, this Option shall terminate at the times and to the extent set forth in Section 7.5 of the Plan.

        5. GENERAL TERMS. The Option and this Agreement are subject to, and the Corporation and the Director agree to be bound by, the provisions of the Plan that apply to the Option. Such provisions are incorporated herein by this reference. The Director acknowledges receiving a copy of the Plan and reading its applicable provisions. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

1ST NET TECHNOLOGIES, INC.

(a Colorado corporation)

By:
   -------------------------------------

Title:
      ----------------------------------


Optionee Director

----------------------------------------
(Signature)

----------------------------------------
(Print Name)

----------------------------------------
(Address)

----------------------------------------
(City, State, Zip Code)

                               CONSENT OF SPOUSE

        In consideration of the execution of the foregoing Stock Option Agreement by 1st Net Technologies, Inc., I, ____________________________, the spouse of the Director therein named, do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

DATED: __________________, 19__.

----------------------------------------
(Signature of Spouse)